UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

(Amendment No.      )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

SEMLER SCIENTIFIC, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

SUPPLEMENT TO THE PROXY STATEMENT

FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON

SEPTEMBER 5, 2025

This proxy statement supplement dated August 19, 2025 amends and supplements the definitive proxy statement on Schedule 14A, or the Proxy Statement, filed by Semler Scientific, Inc., or Semler Scientific, with the Securities and Exchange Commission, or SEC, on July 17, 2025, for Semler Scientific’s 2025 Annual Meeting of Stockholders, or the Annual Meeting. The Annual Meeting will be held virtually via live webcast at a unique link to be received after registering at https://web.viewproxy.com/Semler/2025. This supplement should be read in conjunction with the Proxy Statement. Other than as set forth below, no changes have been made to the Proxy Statement.

Appointment of Proxy Solicitor

Subsequent to filing the Proxy Statement, on August 13, 2025, Semler Scientific engaged Alliance Advisors LLC, or Alliance Advisors, an independent proxy solicitation and corporate governance advisory firm, to assist with vote monitoring and the solicitation of proxies for the Annual Meeting. Alliance Advisors may solicit proxies by telephone, email, or mail. Semler Scientific has agreed to pay Alliance Advisors a fee of $15,000, plus additional fees and expenses, for its services, and Semler Scientific will bear all proxy solicitation costs.

As previously disclosed, 2024 was a transformational year for Semler Scientific. In May 2024, Semler Scientific adopted Bitcoin, or BTC, as its primary treasury reserve asset and it has strong conviction in Bitcoin’s long-term investment potential. Semler Scientific considers Bitcoin to be digital gold, and believes that Bitcoin has significant upside when considering its massive discount to the value of gold. Semler Scientific is determined to build one of the largest Bitcoin treasuries in the world, and in June 2025 announced its long-term BTC accumulation targets:

•	10,000 BTC by the end of 2025

•	42,000 BTC by the end of 2026

•	105,000 BTC by the end of 2027

Proposals 3 and 4 on the agenda for the Annual Meeting are critical to supporting this strategic direction.

•	Proposal 3: To approve the amendment of Semler Scientific’s Restated Certificate of Incorporation, or the Restated Certificate, to increase the total number of shares of common stock authorized for issuance from 50,000,000 shares to 210,000,000 shares.

•	Proposal 4: To approve the amendment of the Restated Certificate to authorize the issuance of 42,000,000 shares of “blank-check” preferred stock.

These proposals will provide the flexibility to:

•	raise capital efficiently based on evolving market conditions;

•	execute its long-term Bitcoin accumulation plan; and

•	enable a broader range of financial instruments, including preferred stock with customizable terms.

This flexibility is essential to fueling Semler Scientific’s long-term growth and achieving scale as a Bitcoin treasury company, and you are encouraged to vote “For” these proposals and the other proposals described in the Proxy Statement.

Please note that any proxy card that you received has not changed and may still be used to vote your shares in connection with the Annual Meeting. If you have already submitted your vote, you do not need to take any additional action. Information on how to vote your shares and how to change your vote or revoke your proxy is contained in the Proxy Statement. Stockholders are urged to vote their shares prior to the Annual Meeting using one of the methods described in the Proxy Statement.

If you have any questions or need assistance with voting your shares, please contact Alliance Advisors at:

Alliance Advisors, LLC

The Overlook Corporate Center

150 Clove Road, Suite 400

Little Falls Township, NJ 07424

Toll-Free Phone: (855) 206-1113

Email: SMLR@AllianceAdvisors.com

Forward-Looking Statements

This communication contains “forward-looking” statements. Such statements can be identified by, among other things, the use of forward-looking language such as the words “anticipate,” “estimate,” “potential,” “possible,” “may,” “will,” or words with similar meaning or the negatives of these terms or by the discussion of plans, strategy or intentions. The forward-looking statements in this communication include express or implied statements regarding Semler Scientific’s Bitcoin acquisitions and holdings, ability to raise capital, and other express or implied statements regarding Semler Scientific’s business. Such forward-looking statements are subject to a number of risks and uncertainties that could cause Semler Scientific’s actual results to differ materially from those discussed here, such as risks related to Semler Scientific’s Bitcoin treasury strategy and healthcare business and those risk factors detailed in Semler Scientific’s filings with the SEC. These forward-looking statements involve assumptions, estimates, and uncertainties that reflect current internal projections, expectations or beliefs. There can be no assurance that such statements will prove to be accurate, and actual results and future events could differ materially from those anticipated in such statements. All forward-looking statements contained in this communication are qualified in their entirety by these cautionary statements and the risk factors described above. Furthermore, all such statements are made as of the date of this communication, and Semler Scientific assumes no obligation to update or revise these statements unless otherwise required by law.